Exhibit 32

                        SECTION 1350 CERTIFICATION OF CEO

     To my knowledge, this Report on Form 10-Q for the quarter ended September 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Ameriana Bancorp.

                             By:   /s/ Harry J. Bailey
                                   -----------------------------------
                                   Name:  Harry J. Bailey
                                   Title: President and Chief Executive Officer


Date: November 14, 2003


                        SECTION 1350 CERTIFICATION OF CFO

     To my knowledge, this Report on Form 10-Q for the quarter ended September 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Ameriana Bancorp.

                             By:   /s/ Bradley L. Smith
                                   -----------------------------------
                                   Name:  Bradley L. Smith
                                   Title: Senior Vice President - Treasurer


Date: November 14, 2003